UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 19, 2003

TARGET CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	001-6049	No. 41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Nicollet Mall
Minneapolis, Minnesota 55403
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (612)304-6073

Item 7:	Financial Statements and Exhibits

On August 19, 2003, Target Corporation established a Medium-Term Note Program, Series J.  The purpose of this Current Report is to file with the Securities and Exchange Commission the Distribution Agreement and forms of Notes relating to that Program.

	(c)	Exhibits

		1.1	Distribution Agreement dated August 19, 2003 among Target Corporation and the Agents named therein.

		4.1	Form of Medium-Term Fixed Rate Note, Series J.

		4.2	Form of Medium-Term Floating Rate Note, Series J.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on August 19, 2003.

TARGET CORPORATION

By	/s/ Douglas A. Scovanner
Douglas A. Scovanner
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description	Method of Filing

1.1	Distribution Agreement dated August 19, 2003 among Target Corporation and the Agents named therein.	Electronic Transmission

4.1	Form of Medium-Term Fixed Rate Note, Series J.	Electronic Transmission

4.2	Form of Medium-Term Floating Rate Note, Series J.	Electronic Transmission